Exhibit 10.14

Side Letter

Antigenics Inc. (“Antigenics”), a Massachusetts corporation with an address of 3 Forbes Road, Lexington, Massachusetts 02421 and which is a wholly-owned subsidiary of Antigenics Inc., a Delaware corporation and GTC Biotherapeutics, Inc. (“GTC”), a Massachusetts corporation, whose mailing address is 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702 are simultaneously entering into a First Amendment of Sublease dated as of March 16, 2004 (the “Sublease Amendment”) and a First Amendment of Leasehold Lease dated as of March 16, 2004 (the “Leasehold Lease Amendment”). Antigenics agrees that, within three (3) business days of receipt by Antigenics of the written consent of NDNE 9/90 Corporate Center LLC to the Sublease Amendment and the Leasehold Lease Amendment, including without limitation approval of the modification to the building monitoring system described in Paragraph 20 of the Sublease Amendment, Antigenics will make a payment of Two Hundred Thousand Dollars ($200,000) to GTC by wire transfer of immediately available funds pursuant to the following instructions:

Bank Name: Silicon Valley Bank

Bank Address: One Newton Executive Park

Newton, MA 02462

ABA#: 121-140-399

Account#: 3300345727

Beneficiary Name: GTC Biotherapeutics, Inc.

In addition, Antigenics will reimburse GTC for its reasonable legal fees in connection with the Sublease Amendment, the Leasehold Lease Amendment and this Side Letter within three (3) business days of receipt by Antigenics of written request by GTC accompanied by invoices by GTC’s attorney.

IN WITNESS WHEREOF, this Side Letter is executed as of March 16, 2004.

ANTIGENICS: Antigenics Inc., a Massachusetts corporation

By:	/s/ Jeff D. Clark
Name: JEFF D. CLARK
Title: CFO

GTC:
GTC Biotherapeutics, Inc.

By:	/s/ John B. Green
Name: JOHN B. GREEN
Title: SVP and CFO